UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: July 30, 2013
(Date of earliest event reported)

Data I/O Corporation
(Exact name of registrant as specified in its charter)

Commission File Number: 0-10394
_____________________________________

Washington	91-0864123
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

6464 185th Ave. N.E., Suite 101 Redmond, WA 98052
(Address of principal executive offices, including zip code)

(425) 881-6444
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items reported in this filing:

Item 2.02 Results of Operation and Financial Condition

Item 9.01 Financial Statements and Exhibits

Item 2.02 Results of Operation and Financial Condition

A press release announcing second quarter 2013 results was made July 30, 2013 and a copy of the release is being furnished as Exhibit 99.1 in this current report.

Item 9.01 Financial Statements and Exhibits.

(d)                 Exhibits

Exhibit No.	Description
99.1

Press Release: Data I/O Reports Second Quarter 2013 Results

 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Data I/O Corporation

July 30, 2013	By: /s/ Joel S. Hatlen Joel S. Hatlen Vice President Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1

Press Release: Data I/O Reports Second Quarter 2013 Results

Exhibit 99.1 Press release

Contact:	Data I/O Corporation
Joel Hatlen	6464 185th Ave. NE, Suite 101
Vice President and Chief Financial Officer	Redmond, WA 98052
investorrelations@dataio.com	(425) 881-6444

Data I/O Reports Second Quarter 2013 Results

Order Bookings up 41% quarter over first quarter

Redmond, WA, Tuesday, July 30, 2013 – – Data I/O Corporation (NASDAQ: DAIO), the leading global provider of advanced programming and IP management solutions for flash, flash-memory based intelligent devices and microcontrollers, today announced financial results for the second quarter ended June 30, 2013.

Highlights

•         Net sales of $5.3 million, up sequentially 11% compared to Q1 2013

•         Order bookings of $6.7 million for Q2, up 41% from Q1 2013

•         EBITDA profit of $144,000, excluding restructuring charges

•         Cash increased $200,000 during the quarter to $10.6 million at 6/30/2013

•         Vice President and Chief Technology Officer Rajeev Gulati joins Data I/O

•         Restructuring actions have lowered annualized expenses $1.5M/year since 2Q 2012

Financial Results

Net sales for the second quarter of 2013 were $5.3 million, up 11% compared with $4.8 million in the first quarter of 2013.  Net loss in the second quarter of 2013 was ($624,000), or ($0.08) per share, compared with net loss of ($57,000) or ($0.01) per share, in the second quarter of 2012.  The second quarter of 2013 loss includes a restructuring charge of $642,000.  The restructuring actions were taken to reduce operating costs, address excess space costs, and provide the capacity to hire critical resources.  Operating income before the restructuring charge was $37,000.  Orders for the second quarter of 2013 were $6.7 million, up 30%, compared with $5.2 million in the second quarter of 2012 and sequentially up 41% from the first quarter of 2013.  The Company’s increase in orders was primarily due to purchasing by consumer electronics and wireless related customers in Asia and the Americas.

Equity compensation expense (a non-cash item) for the second quarter of 2013 was $136,000.  “EBITDA”, Earnings Before Interest [income $56,000], Taxes [$20,000], and Depreciation and Amortization [$162,000], was a loss of $498,000. Excluding restructuring charges, EBITDA was a profit of $144,000. Non-GAAP financial measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.  We believe that this non-GAAP financial measure provides meaningful supplemental information regarding the Company’s results and facilitates the comparison of results.

“During the quarter, aggressive selling efforts delivered strong bookings growth, despite continued business weakness in Europe and economic uncertainty in many countries and markets.  Bookings were led by a significant order for PS and FLX systems from an electronics manufacturing service company for a consumer electronics application,” stated Anthony Ambrose, President and CEO.  “This big win, combined with a new Roadrunner customer in automotive and capacity purchases in the wireless market, were responsible for much of the increase in backlog.   Our backlog is scheduled for delivery in Q3 and Q4. We are expecting third quarter margins to decline from second quarter levels because of the change in product mix and discounts. “

“I was pleased with the actions during the quarter to manage the business”, said Ambrose.  “Building cash, controlling receivables, and reducing inventories were financial accomplishments during the quarter.  The restructuring actions taken since Q2 of last year have saved $1.5M per year in annualized ongoing expenses, lowered our revenue breakeven point, and provided the headroom to hire critical resources for new product development.”

“In July, Rajeev Gulati joined Data I/O as Vice President and Chief Technical Officer,” stated  Ambrose. “Rajeev was most recently Director of Engineering at AMD responsible for tools and compiler strategy and execution.  He has an extensive background in software, systems and applying technology to develop new markets from his work at AMD, Freescale, Metrowerks (Motorola), Apple Computer, and IBM.  Rajeev has also held leadership positions in R&D, Strategy and General Management.”

Conference Call Information

A conference call discussing the second quarter 2013 financial results will follow this release today at 2 p.m. Pacific time/5 p.m. Eastern time.  To listen to the conference call, please dial (612) 234-9959, passcode: DAIO.  A replay will be made available approximately one hour after the conclusion of the call and will remain available for one week.  To access the replay, please dial (320) 365-3844, access code: 297702.  The conference call will also be simultaneously web cast over the Internet; visit the News and Events section of the Data I/O Corporation website at http://www.dataio.com   to access the call from the site.  This web cast will be recorded and available for replay on the Data I/O Corporation website approximately two hours after the conclusion of the conference call.

About Data I/O Corporation

Celebrating 40 years of expertise in delivering intellectual property to programmable devices, Data I/O offers complete, integrated manufacturing solutions in wireless, automotive, programming center, semiconductor, and industrial control market segments for OEM, ODM, EMS and semiconductor companies.  Data I/O is the leader in programming and provides hardware and software solutions for turn-key programming and device testing services, as well as in-system (on-board), in-line (right before use at the SMT line), or in-socket (off-line) programming.  These solutions are scalable for small, medium and large volume applications with different device mixes.  Data I/O Corporation has headquarters in Redmond, Wash., with sales and services worldwide. For further information, visit the company’s website at http://www.dataio.com.

Forward Looking Statement

Statements in this news release concerning economic outlook, expected revenue,  expected margins, expected results, orders, deliveries, backlog and financial positions, as well as restructure actions breakeven point, and any other statement that may be construed as a prediction of future performance or events are forward-looking statements which involve known and unknown risks, uncertainties and other factors which may cause actual results to differ materially from those expressed or implied by such statements.  These factors include uncertainties as to ability to record revenues based upon the timing of product deliveries and installations, accrual of expenses, changes in economic conditions and other risks including those described in the Company's filings on Forms 10K and 10Q with the Securities and Exchange Commission (SEC), press releases and other communications.

– Summary Financial Data Attached   –

DATA I/O CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012

Net Sales	$ 5,271	$ 5,360	$10,029	$ 9,039
Cost of goods sold	2,332	2,419	4,549	4,157
Gross margin	2,939	2,941	5,480	4,882
Operating expenses:
Research and development	1,117	1,427	2,321	2,819
Selling, general and administrative	1,785	1,996	3,592	4,245
Provision for business restructuring	642	-	642	-
Total operating expenses	3,544	3,423	6,555	7,064
Operating income (loss)	(605)	(482)	(1,075)	(2,182)
Non-operating income (expense):
Interest income	56	174	74	207
Foreign currency transaction gain (loss)	(55)	(45)	(57)	(36)
Total non-operating income (loss)	1	129	17	171
Income (loss) before income taxes	(604)	(353)	(1,058)	(2,011)
Income tax (expense) benefit	(20)	296	(25)	276
Net income (loss)	$ (624)	$ (57)	$ (1,083)	$(1,735)

Basic earnings (loss) per share	$ (0.08)	$ (0.01)	$ (0.14)	$ (0.21)
Weighted-average basic shares	7,762	7,734	7,756	8,250

DATA I/O CORPORATION
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)
(UNAUDITED)

	June 30, 2013	December 31, 2012

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$ 10,588	$ 10,528
Trade accounts receivable, net of allowance for doubtful accounts of $92 and $89, respectively	3,204	2,648
Inventories	3,393	4,033
Other current assets	304	486
TOTAL CURRENT ASSETS	17,489	17,695

Property, plant and equipment – net	906	1,006
Intangible software technology-net	33	35
Other assets	85	86
TOTAL ASSETS	$ 18,513	$ 18,822

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$ 1,117	$ 850
Accrued compensation	1,009	1,183
Deferred revenue	1,234	1,238
Other accrued liabilities	565	539
Accrued costs of business restructuring	332	25
Income taxes payable	6	23
TOTAL CURRENT LIABILITIES	4,263	3,858

Long-term other payables	393	219

COMMITMENTS	-	-

STOCKHOLDERS’ EQUITY
Preferred stock -
Authorized, 5,000,000 shares, including 200,000 shares of Series A Junior Participating
Issued and outstanding, none	-	-
Common stock, at stated value -
Authorized, 30,000,000 shares
Issued and outstanding shares, 7,769,954 at June 30, 2013 and 7,741,686 at December 31, 2012	18,131	17,928
Accumulated earnings (deficit)	(5,549)	(4,466)
Accumulated other comprehensive income	1,275	1,283
TOTAL STOCKHOLDERS’ EQUITY	13,857	14,745
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$ 18,513	$ 18,822